UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

TEL-INSTRUMENT ELECTRONICS CORP.
(Exact name of registrant as specified in its charter)

New Jersey	001-31990	22-1441806
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Branca Road
East Rutherford, New Jersey 07073
(Address of principal executive offices)

(201) 933-1600
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On June 1, 2015, Tel-Instrument Electronics Corp (“Tel”, “Tel-Instrument” or the “Company”) (NYSE MKT: TIK) issued a press release and announced that it plans to file its Annual Report on Form 10-K for the 2015 fiscal year ended March 31, 2015 during the week of June 22, 2015. For the first quarter ending June 30, 2015, Tel expects revenues to exceed $5.5 million, representing a 75% increase over year ago revenues.

As previously communicated, Tel will report record fourth quarter revenues of $6.4 million, and expects solid profitability for the quarter. The results for the full year are still expected to show a modest loss as the improved results for the second half of the year did not fully offset the slow start during the prior fiscal year.

Tel is also announcing the introduction of its TR-36 Communications/Navigation test set for the commercial/military marketplace.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description

99.1*                    Press release dated June 1, 2015, “Tel-Instrument Electronics Corp Announces Fourth Quarter Earnings Date, Preliminary Guidance for First Quarter 2016 Revenues and Introduces the TR-36 Communications/Navigation Test Set ”.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEL-INSTRUMENT ELECTRONICS CORP.

Date: June 3, 2015	By:	/s/ Joseph P. Macaluso
Name: Joseph P. Macaluso
Title: Principal Accounting Officer